SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 6, 2010

VANITY EVENTS HOLDING, INC.

 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

43 West 33rd Street, Suite 600
New York, NY 10001
(Address of principal executive offices) (zip code)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2010, the Board of Directors elected Yoel Goldfeder to serve as Director of Vanity Events Holding, Inc. (the “Company”). Mr. Goldfeder does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Yoel Goldfeder is currently, and has been since March 2008, General Counsel and Chief Compliance Officer of The N.I.R. Group, LLC an alternative investment firm that specializes in small/micro-cap public companies. From February 2005 through March 2008, Mr. Goldfeder was a member of the Corporate and Securities Department of Sichenzia Ross Friedman Ference LLP, a law firm that counsels public and private companies in corporate and securities matters. Throughout his legal career Mr. Goldfeder has represented both large and small companies in mergers and acquisitions, joint ventures, and corporate financing, including both public and private securities offerings. Mr. Goldfeder obtained his Juris Doctorate from Georgetown University Law Center after receiving a B.A. in Accounting and a B.S. in Political Science from Brooklyn College . Mr. Goldfeder is admitted to practice law in New York and in addition to his legal practice is an Adjunct Assistant Professor at Baruch College and teaches an undergraduate course in business law.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENTS HOLDING, INC.

Dated: July 6, 2010	By:	/s/ Sam Wolf
Name: Sam Wolf
Title: Chief Executive Officer